Executive Officers and Certain Key Employees of the Company

In addition, as of March 15, 1997, the Company's executive officers and key employees were as follows:

    Brian K. Fields, 37, has been the Company's Chief Financial Officer since May 1995. Prior to that time, Mr. Fields served as the Company's Vice President, Treasurer and Controller since February 1993. Mr. Fields served as Treasurer and Controller of OCCO from 1990 to February 1993. Prior to that time, Mr. Fields was a Senior Manager with KPMG Peat Marwick LLP in Washington, D.C. Mr. Fields was employed by KPMG Peat Marwick LLP for eight years. Since 1993, Mr. Fields has also been a director and Treasurer of Carr Services, Inc. and since 1996 he has served as a director and officer of several other subsidiaries of the Company. He holds a Bachelor of Science degree in Accounting from Virginia Tech and is a Certified Public Accountant. Mr. Fields is a member of management's Operating Committee and Investment Committee.

    Philip L. Hawkins, 41, has been the Company's Managing Director of Asset Management since February 1996. Prior to that time, Mr. Hawkins was employed by LaSalle Partners Limited since 1982. Mr. Hawkins served as the Executive Vice President,


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Eastern Division, Asset Management Group since 1995; the Senior Vice President,
Northeast Region, Asset Management Group from 1990 to 1994 and in other asset management positions prior to that time. Mr. Hawkins was also a director of LaSalle Partners. He holds a Masters in Business Administration from the University of Chicago Graduate School of Business and a Bachelor of Arts degree from Hamilton College. Mr. Hawkins is a member of management's Operating Committee and Investment Committee.

    Robert E. Peterson, 45, has been the Company's Regional Managing Director, Southeast Region, since November 1996. Mr. Peterson has over 23 years of real estate experience. Mr. Peterson's most recent experience includes 18 years as President of Peterson Properties, which he co-founded in 1978. Prior to forming Peterson Properties, Mr. Peterson was Vice President of Arthur Rubloff & Company, where he spent five years specializing in office and industrial leasing and investment property brokerage. Mr. Peterson is a former member of the Society of Industrial and Office Realtors and serves on the Developer Advisory council for the Georgia Chapter of the National Association of Industrial and Office Parks. He graduated from University of North Carolina at Chapel Hill, with a B.S. in Business Administration. Mr. Peterson is a member of management's Operating Committee and Investment Committee.

    Robert G. Stuckey, 35, has been the Company's Managing Director of Acquisitions and Development since February 1996. Prior to that time, Mr. Stuckey was employed by Security Capital Industrial Trust, an affiliate of Security Capital Group, since January 1993, as a Senior Vice President managing the operations of the development group since November 1994, and as a Vice President supervising acquisition due diligence from May 1993 to November 1994. Prior to that time, Mr. Stuckey had seven years of experience with Trammell Crow Company. His most recent position there was as Chief Financial Officer for Trammel Crow Company NE, Inc. Mr. Stuckey holds a Masters in Business Administration from Harvard Business School and a Bachelor of Science in Finance from University of Nebraska. Mr. Stuckey is a member of management's Operating Committee and Investment Committee.

    Paul R. Adkins, 38, has been the Company's Vice President, Market Officer for Washington, D.C. since August 1996. Mr. Adkins has been with the Company for over 14 years, including serving as Vice President of Acquisitions from May 1994 to August 1996. Mr. Adkins was instrumental in the Company's initial efforts to acquire suburban office properties in its suburban Atlanta and Austin, Texas target markets. Prior to that, Mr. Adkins served in a variety of other capacities with the Company, with over 12 years in commercial real estate leasing. Mr. Adkins was named "Top Producer" for the Washington metropolitan area in 1990 and 1991 by the Washington, D.C. Association of Realtors. Mr. Adkins is a member of the District of Columbia's Building Industry Association and Northern Virginia's National Association of Industrial and Office Parks. Mr. Adkins holds a Bachelor of Arts degree from Bucknell University.

    Andrea F. Bradley, 36, has been the Company's Vice President, General Counsel and Corporate Secretary since August 1993. Mrs. Bradley was an attorney with the law firm of Shaw, Pittman, Potts and Trowbridge from 1991 to August 1993 and an attorney with the law firm of Paul, Hastings, Janofsky & Walker from 1985 to 1991, where she practiced primarily corporate finance and securities law. Mrs. Bradley holds a Juris Doctor from University of California at Los Angeles and an A.B. degree in American Studies from Stanford University.

    Steven N. Bralower, 46, has been Senior Vice President of Carr Realty, L.P., a subsidiary of the Company, since May 1996 and prior thereto was Senior Vice President of Carr Services, Inc. from 1993 to May 1996. Mr. Bralower was Senior Vice President of OCCO from 1985 to February 1993 and was responsible for overseeing and directing one-half of OCCO's leasing activities in its portfolio of commercial office and retail space. Mr. Bralower first joined OCCO in 1978 as a commercial leasing agent. Mr. Bralower has been a member of the Georgetown University Law Center faculty. Mr. Bralower holds a Bachelor of Arts degree from Kenyon College.

    Robert L. Brumm, 45, has been Vice President, Human Resources and Administration of the Company, since May 1996. From 1993 to 1996, Mr. Brumm held the same position with Carr Services, Inc. and from March 1990 to 1993 held the same


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position with OCCO. He is responsible for managing the Human Resources,
Risk Management, Training, and Office Management functions. He has over 20 years of experience including 8 years with Mark Controls Corporation and 5 years with the real estate division of Philip Morris, Inc. Mr. Brumm received his Bachelors degree from California State University at Long Beach.

    Clete Casper, 37, has been the Company's Vice President, Market Officer for suburban Seattle since July 1996. Mr. Casper has over 10 years' experience in the real estate and marketing field. Mr. Casper's most recent experience includes 1 year as a Senior Associate with CB Commercial Real Estate Group Inc., Seattle, Washington. Prior to that, Mr. Casper was with Sabey Corporation in Seattle, Washington serving in the following capacities: 4 years as Development Manager and 5 years as a Marketing Associate. Mr. Casper is a graduate of Washington State University.

    Joel DeSpain, 45, has been the Company's Vice President, Market Officer for Austin, Texas since August 1996. Mr. DeSpain has over 18 years' experience in the real estate and marketing field. Mr. DeSpain's most recent experience includes 2 years as a Vice President of Littlefield Real Estate Company in Austin, Texas. Prior to that, Mr. DeSpain spent 2 years with Faison-Stone in Austin, Texas as Vice President, 5 years with Grubb & Ellis in Austin, Texas as President, 2 years with Paragon Properties in Austin, Texas as Executive Vice President, and 7 years with The Home Company Realtors in Houston, Texas as Marketing Director. Mr. DeSpain holds a Doctor of Jurisprudence from South Texas College of Law and a BBA in Marketing from University of Houston.

    John J. Donovan, Jr., 53, has been Senior Vice President of Carr Services, Inc. since February 1993. Prior to that, Mr. Donovan was Senior Vice President of OCCO from 1988 to February 1993 and was responsible for overseeing and directing one-half of OCCO's leasing activities in its portfolio of commercial office and retail space. Mr. Donovan joined OCCO as a commercial leasing agent in 1976. He is a member of the Advisory Board for Jubilee Enterprise of Greater Washington (an affiliate of Jubilee Housing and The Enterprise Foundation). Mr. Donovan holds a Bachelor of Arts degree from Georgetown University.

    Karen B. Dorigan, 32, has been the Company's Vice President -- Land Due Diligence since January 1996 and is responsible for supervising land and development due diligence. Prior to that time and for more than 9 years, Mrs. Dorigan served in a variety of capacities in OCCO's development business, including from February 1993 to January 1996 serving as a Vice President. She is a past member of Northern Virginia's Building Industry Association's Arlington Chapter Council. Mrs. Dorigan holds a Bachelor of Science degree in Economics from the University of Pennsylvania, Wharton School.

    J. Thad Ellis, 36, has been the Company's Vice President, Market Officer for suburban Atlanta since November 1996. Mr. Ellis has over 12 years' experience in the real estate field. Mr. Ellis' most recent experience includes 10 years with Peterson Properties where his primary responsibility was to oversee and coordinate the leasing and property management for the management services portfolio. Prior to that, Mr. Ellis spent two years with another Atlanta development company. Mr. Ellis is a graduate of Washington & Lee University and is involved with the National Association of Industrial and Office Parks and Atlanta's Chamber of Commerce and is also on the Advisory Board of Black's Guide.

    Richard W. Greninger, 45, has been Senior Vice President of Carr Services, Inc. since March 1995. Prior to that time he had been Vice President of Carr Services, Inc. since February 1993. Mr. Greninger was with OCCO as Vice President of Property Management Services from January 1992 to February 1993. Prior to that time, Mr. Greninger was with CB Commercial Real Estate Group Inc., a commercial real estate firm, where he was Senior Vice President and Regional Manager of the Mid-Atlantic Property Management Division responsible for the management of 7.5 million square feet of commercial space. During 1994, Mr. Greninger served as President of the Greater Washington Apartment and Office Building Association. Mr. Greninger has served as a director of both the Institute of Real Estate Management and the Building Owners and Managers Association. Mr. Greninger holds a Masters in Business Administration from the University of Cincinnati and a Bachelor of Science degree from Ohio State University.


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    John S. Herr, 41, has been the Company's Vice President, Market Officer for
Northern California since September 1996. Mr. Herr has over 12 years' experience in the real estate and marketing field. Mr. Herr's most recent experience includes 21U2 years as the President and Chief Executive Officer of Simeon Commercial Properties in San Francisco, California. Prior to that, Mr. Herr spent 8 years with Trammel Crow serving in the following capacities: 2 years as Principal and Executive Vice President in San Francisco; 3 years as Partner in Richmond, Virginia; and 4 years as Marketing Representative in Washington, D.C. Mr. Herr holds a Masters in Business Administration from Stanford University and a Bachelors degree from the U.S. Naval Academy.

    Austin W. Lehr, 35, has been the Company's Vice President, Market Officer for Southeast Denver since July 1996. Mr. Lehr has over 10 years' experience in the real estate and marketing field. Mr. Lehr's most recent experience includes 4 years as a Vice President with Southwest Value Partners and Affiliates in Phoenix, Arizona. Prior to that, Mr. Lehr spent 4 years with Draper and Kramer, lncorporated in Washington, D.C. as the Director of Development and Marketing, and 2 years as a Vice President at Guaranty Federal Savings and Loan in Dallas, Texas. Mr. Lehr holds a Masters of Management degree from Northwestern University and a Bachelor of Arts degree from Williams College.

    Dwight L. Merriman, 36, has been the Company's Vice President, Market Officer for Southern California since August 1996. Mr. Merriman has over 12 years' experience in the real estate and marketing field. Mr. Merriman's most recent experience includes 1 year as Vice President with Security Capital Industrial Trust in Irvine, California. Prior to that, Mr. Merriman spent 11 years with Overton, Moore in Los Angeles in the following capacities: 5 years as the Director of Marketing - Asset Management (Partner), 4 years as Director of Marketing - Development (Partner) and 2 years as a Marketing Associate. Mr. Merriman holds a Masters in Business Administration from University of California at Los Angeles and a Bachelors degree from University of Southern California.

    B. Thomas Miller, Jr., 35, has been the Company's Vice President - Acquisitions and Marketing since September 1996. Mr. Miller has over 10 years of experience in the real estate and marketing field. Mr. Miller's most recent experience includes 3 years as Vice President of Security Capital Investment Research Incorporated. Prior to that time, Mr. Miller spent 3 years as a Senior Manager with Arthur Andersen S.C. Real Estate Services Group and 2 years as an Associate in Management Advisory Services at Kenneth Leventhal & Company. Mr. Miller holds a Bachelor of Arts degree in Finance from University of Texas at Austin.

    Gerald J. O'Malley, 53, has been the Company's Vice President, Market Officer for suburban Chicago since July 1996. Mr. O'MalIey has over 29 years' experience in the real estate and marketing field. Mr. O'Malley's most recent experience includes 10 years as founder and President of G.J. O'MaIIey & Company, a real estate office leasing company. Prior to that, Mr. O'Malley spent 6 years as a leasing agent for LaSalle Partners in Chicago, Illinois, 4 years as a leasing and sales agent for the firm of Bennett and Kahnweiler, in Chicago, Illinois, and 8 years with Whiston Group as a property and leasing manager. Mr. O'Malley holds a Bachelors degree from Loyola University.

    James D. Peterson, 49, has been the Company's Vice President, Market Officer for South Florida since November 1996. Mr. Peterson has over 25 years' experience in the real estate field. Mr. Peterson's most recent experience includes 3 years (from 1993 to October 1996) as Vice President of Peterson Properties with responsibility for property operations in South Florida. From 1978 to 1981, Mr. Peterson was President of Peterson Properties, which he co-founded. Mr. Peterson also spent 4 years with the Investment Life Insurance Company of America as Chairman and Chief Executive Officer, 7 years as Chairman of Cavanaugh Development Company, a general contractor and developer of office and industrial parks in San Diego, California, which he co-founded, and 7 years with Wachovia Bank and Trust Company. Mr. Peterson is involved with the National Association of Industrial and Office Parks and is a member of Boca Raton's Chamber of Commerce. Mr. Peterson holds a Masters in Business Administration from University of Texas - Austin and a Bachelor of Science degree in Economics from University of North Carolina at Chapel Hill.


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    Matthew L. Richardson, 37, has been a Senior Vice President of Carr
Development & Construction, Inc., a subsidiary of the Company, since April 1996, with responsibility for all build-to- suit marketing and for assisting the Market Officer Group in qualifying, structuring and negotiating development opportunities. Prior to that time and for more than 8 years, Mr. Richardson served in a variety of capacities in OCCO's development business, including from September 1991 to April 1996 serving as its President. He is on the Board of Directors of the District of Columbia's Building Industry Association. Mr. Richardson holds a Masters of Business Administration and a Bachelor of Urban Planning degree from University of Virginia.

    Debra A. Volpicelli, 32, has been the Company's Treasurer and Controller since May 1995. Prior to that time, Mrs. Volpicelli was the Company's Tax Manager since February 1993. Mrs. Volpicelli was Tax Manager for OCCO from 1990 to February 1993. Prior to that time, Mrs. Volpicelli was in the tax department of Arthur Andersen & Co., SC. Mrs. Volpicelli holds a Bachelor of Science degree in Business Administration from Georgetown University and is a Certified Public Accountant.

    Joseph D. Wallace, 33, has been the Company's Vice President - Building Due Diligence since January 1996 and is responsible for supervising building acquisition due diligence. Prior to that time, Mr. Wallace was the Company's Vice President of Asset Management since February 1993. Mr. Wallace was Vice President of Carr Partners, Inc. from 1990 to February 1993. Prior to that, Mr. Wallace was co-Director of Asset Management for OCCO responsible for the investment oversight of OCCO's portfolio of commercial properties in the Washington, D.C. metropolitan area. Mr. Wallace holds a Bachelor of Science degree in Commerce from University of Virginia.

    James S. Williams, 40, has been a Senior Vice President of Carr Development & Construction, Inc. with responsibility for oversight of all project management, design and construction operations since October 1996. Mr. Williams rejoined the Company after 2 years as Vice President of Operations of Obadwick International. Mr. Williams' initial tenure with the Company was from 1983 to 1994, during which time he served in a variety of capacities in OCCO's development business. Prior to that, Mr. Williams was employed by Holland & Lyons where he worked in project management of commercial and residential real estate development. Mr. Williams is a guest lecturer at George Washington University. Mr. Williams holds a Bachelor of Science degree in Business Administration from West Virginia University.